Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No 33-22700 on Form S-8 of Crane Co. of our report dated June 15, 2004 appearing in this Transition Report on Form 11-K of the Amended and Restated Crane Co. Savings and Investment Plan for the transition periods from December 30, 2003 and 2002 to December 31, 2003 and 2002 and years ended December 30, 2003 and 2002.

/s/ Deloitte & Touche LLP

Stamford, Connecticut

June 25, 2004